EXHIBIT 99-C3
                                  Exhibit 10(c)

                         Consent of Price Waterhouse LLP

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the WRL Freedom Attainer Statement of Additional Information constituting part of the WRL Series Annuity Account Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 (the "Registration Statement") of our report dated January 31, 1997, relating to the financial statements and selected per unit data and ratios of the sub-accounts comprising the WRL Series Annuity Account - WRL Freedom Variable Annuity and WRL Freedom Attainer Contracts, which appears in such Statement of Additional Information. We also consent to the use in the C.A.S.E. Reserve Variable Annuity Statement of Additional Information constituting part of the Registration Statement of our report dated January 31, 1997, relating to the financial statements and selected per unit data and ratios of the sub-accounts comprising the WRL Series Annuity Account - C.A.S.E. Reserve Variable Annuity Contracts, which appears in such Statements of Additional Information. We further consent to the references to us under the heading "Independent Accountants" in each Statement of Additional Information.


PRICE WATERHOUSE LLP


Kansas City, Missouri
April 21, 1997